MGN Technologies Inc. (OTC BB: MGNLF) doing business as Mobile Gaming Now (the “Company”) has signed a letter of intent with InfoByPhone, Inc. d/b/a AskMeNow, a wholly owned subsidiary of Ocean West Holding Corp. (OTC BB: OWHC) for a license agreement and to jointly pursue mobile Internet gaming applications.

The proposed license agreement contemplates Mobile Gaming Now providing AskMeNow a license to the Company’s mobile gaming platform which includes Internet casino games for the PC and mobile, game servers, merchant processing, administration and reporting, hosting and licensed operations in order to enable AskMeNow to pursue play for prizes under US and Canadian Sweepstakes law.

The LOI also discusses Mobile Gaming Now and AskMeNow jointly pursuing mobile Internet gaming applications for possible distribution by AskMeNow.

The companies are working towards executing definitive agreements on or before June 30, 2006.

“Mobile Gaming Now is excited about the proposed relationship with AskMeNow,” said Mark Jensen, CEO of MGN Technologies Inc.  “AskMeNow’s relationships with major telecom carriers was the catalyst for our discussions.  Our technology will be a key component in their becoming the leader in legal play for prizes games under US and Canadian Sweepstakes Law and will start another revenue stream for us.  It would be hard to find two companies that appear to be as suited for each other as we are.”

Darryl Cohen, CEO of AskMeNow, further explained.  “We are very excited about providing our users with games that can be played on a mobile device.  This is all part of our strategy to offer a wide array of content.  Mobile Gaming Now has the technology and experience we require to launch into the space and be one of, if not, the leader in North America.  Working together, we can move swiftly and be a driving force in the industry.”

About Mobile Gaming Now

Mobile Gaming Now is a gaming software developer and marketer focused on the casino gaming market.  With offices in Kirkland, Washington and Vancouver, British Columbia.  The Company operates its own gaming sites, as well as licenses its gaming platform to strategic partners.  Players can play for free, play for prizes or play for money.  The company developed the first multi player Texas Hold’em game for free or money with integrated PC and mobile play.  Please click onto www.mobilegamingnow.com for more information.

About AskMeNow

AskMeNow, a wholly owned subsidiary of Ocean West Holding Corporation, is the easiest, most convenient way to access information on the Internet or from local content from your cell phone or mobile PDA device.  The first mobile lifestyle network, AskMeNow utilizes its proprietary technology to offer a natural language based interaction and dynamic content provision platform designed for simple and quick information retrieval.  Through relationships such as the one announced with Rogers Wireless, Canada’s leading wireless carrier, the company generates revenues through per usage fees and one to one contextual mobile advertising sponsorships.  AskMeNow launched officially in November 2005.  The Company is based in Irvine California.  Please click on www.askmenow.com for more information.

Forward-Looking Statements

This press release contains certain statements which are not historical or current fact and constitute forward-looking statements within the meaning of such term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual financial or operating results of the Company or AskMeNow to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. These statements include the Company’s technology being a key component for AskMeNow to become the leader in legal play for prizes under U.S. and Canadian Sweepstakes Law and will start another revenue stream for the Company; and AskMeNow can be one of if not the leader in North America in Internet gaming space.  Such forward looking statements are based on our best estimates of future results, performance or achievements, based on current conditions and the most recent results of the Company and AskMeNow. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms may, will, potential, opportunity, belies, belier, expects, intends, estimates, anticipates or plans to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s and Ocean West Holding Corporation’s reports and registration statements filed with the Securities and Exchange Commission.